UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2022

Callon Petroleum Company
(Exact name of registrant as specified in its charter)

DE	001-14039	64-0844345
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Briarlake Plaza
2000 W. Sam Houston Parkway S., Suite 2000
Houston, TX 77042

(Address of Principal Executive Offices, and Zip Code)

(281) 589-5200

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	CPE	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
☐    Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement
On June 24, 2022, Callon Petroleum Company (the “Company”) issued $600 million in aggregate principal amount of its 7.50% senior unsecured notes due 2030 (the “Notes”) to Wells Fargo Securities, LLC and the other initial purchasers (the “Initial Purchasers”) for resale to certain persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to persons outside of the United States pursuant to Regulation S under the Securities Act. Net proceeds to the Company, after deducting Initial Purchasers’ discounts and commissions and estimated offering expenses, were approximately $588 million.
The Company intends to use the net proceeds of the offering, along with borrowings under the senior secured revolving credit facility, to redeem all of its outstanding 6.125% Senior Notes due 2024 (the “2024 Notes”) and all of its outstanding 9.00% Second Lien Senior Secured Notes due 2025 (the “Second Lien Notes”). The 2024 Notes and the Second Lien Notes will be redeemable on July 9, 2022, which redemption will settle on Monday, July 11, 2022.
The Notes are fully and unconditionally guaranteed on a senior unsecured basis (the “Guarantee”) by Callon Petroleum Operating Company, Callon (Permian) LLC, Callon (Eagle Ford) LLC, Callon (Permian) Minerals LLC, Callon (Niobrara) LLC, Callon (Utica) LLC and Callon Marcellus Holding, Inc. (the “Guarantors”). The terms of the Notes are governed by the indenture, dated as of June 24, 2022 (the “Indenture”), by and among the Company, the Guarantors and U.S. Bank Trust Company, National Association, as trustee.
Indenture
The Notes will mature on June 15, 2030, and interest is payable on the Notes on each June 15 and December 15, commencing on December 15, 2022. At any time prior to June 15, 2025, the Company may, from time to time, redeem up to 35% of the aggregate principal amount of the Notes in an amount of cash not greater than the net cash proceeds from certain equity offerings at the redemption price of 107.500% of the principal amount, plus accrued and unpaid interest, if any, to, but excluding, the date of redemption, if at least 65% of the aggregate principal amount of the Notes remains outstanding after such redemption and the redemption occurs within 180 days of the closing date of such equity offering. At any time prior to June 15, 2025, the Company may, on any one or more occasions, redeem all or part of the Notes for cash at a redemption price equal to 100% of the principal amount of the Notes redeemed plus an applicable make-whole premium and accrued and unpaid interest, if any, to, but excluding, the date of redemption. Upon the occurrence of certain kinds of change of control that are accompanied by a ratings decline, each holder of the Notes may require the Company to repurchase all or a portion of the Notes for cash at a price equal to 101% of the aggregate principal amount of such Notes, plus accrued and unpaid interest, if any, to, but excluding, the date of repurchase. On and after June 15, 2025, the Company may redeem the Notes, in whole or in part, at redemption prices (expressed as percentages of principal amount) equal to 103.750% for the twelve-month period beginning on June 15, 2025, 101.875% for the twelve-month period beginning June 15, 2026 and 100.000% beginning on June 15, 2027, plus accrued and unpaid interest, if any, to, but excluding, the date of redemption.
The Notes are the Company’s senior unsecured obligations and rank equally in right of payment with all of the Company’s other senior indebtedness (including its senior secured revolving credit facility and existing senior unsecured notes) and senior to any of its future subordinated indebtedness. The Guarantees will rank equally in right of payment with all of the other senior indebtedness of the Guarantors and senior to any future subordinated indebtedness of the Guarantors. The Notes and the Guarantees are effectively subordinated to all of the Company’s and the Guarantors’ secured indebtedness (including all borrowings and other obligations under the senior secured revolving credit facility) to the extent of the value of the collateral securing such indebtedness, and structurally subordinated in right of payment to all indebtedness and other liabilities of any of our current and future subsidiaries that do not guarantee the notes.
The Indenture restricts the Company’s ability and the ability of its Restricted Subsidiaries (as defined in the Indenture), including the Guarantor, to: (i) incur or guarantee additional indebtedness or issue certain types of preferred stock; (ii) pay dividends on capital stock or redeem, repurchase or retire its capital stock or subordinated indebtedness; (iii) transfer or sell assets; (iv) make investments; (v) create certain liens; (vi) enter into agreements that restrict dividends or other payments from its Restricted Subsidiaries to the Company; (vii) consolidate, merge or transfer all or substantially all of its assets; (viii) engage in transactions with affiliates; and (ix) create unrestricted subsidiaries. These covenants are subject to important exceptions and qualifications set forth in the Indenture. If the Notes achieve a rating of Baa3 or better or BBB- or better from either Moody’s Investors Service, Inc. or S&P Global Ratings, respectively, many of these covenants will be suspended.
The Indenture contains customary events of default, including:
•default in any payment of interest on the Notes when due, continued for 30 days;
•default in the payment of principal of or premium, if any, on the Notes when due;
•failure by the Company to comply with its other obligations under the Indenture, in certain cases subject to notice and grace periods;

•payment defaults and accelerations with respect to other indebtedness of the Company and its Restricted Subsidiaries in the aggregate principal amount of $50.0 million or more;
•failure by the Company or Restricted Subsidiary to pay certain final judgments aggregating in excess of $50.0 million within 60 days;
•any guarantee of the Notes by a Guarantor ceases to be in full force and effect, is held unenforceable or invalid in a judicial proceeding or is denied or disaffirmed by a Guarantor; and
•certain events of bankruptcy, insolvency or reorganization of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary (as defined in the Indenture) or a group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary.
The foregoing description of the Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the Indenture, a copy of which is filed as Exhibit 4.1 to this Form 8-K and incorporated by reference herein.
Item 1.02. Termination of a Material Definitive Agreement.
As previously disclosed, on June 9, 2022, the Company directed U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as trustee of the 2024 Notes and as trustee and collateral agent of the Second Lien Notes (the “Notes Trustee”), to deliver conditional notices of redemption to the respective holders of each series of 2024 Notes and Second Lien Notes, respectively. At the closing of the offering of the Notes, the Company deposited with the Notes Trustee the proceeds from the offering of the Notes, along with borrowings under the senior secured revolving credit facility, in an amount sufficient to pay and discharge (i) the principal amount outstanding on the 2024 Notes (which occurred at 101.531% of such principal amount), plus accrued and unpaid interest on the 2024 Notes up to but excluding the redemption date and (ii) the principal amount outstanding on the Second Lien Notes, plus the Applicable Premium (as defined in the indenture governing the Second Lien Notes) and accrued and unpaid interest on the Second Lien Notes, up to but excluding the redemption date. Additionally, the Company irrevocably instructed the Notes Trustee to apply such funds to the full payment of the 2024 Notes and Second Lien Notes, respectively, on the redemption date. Concurrently therewith, the Company elected to satisfy and discharge the indentures governing the 2024 Notes and Second Lien Notes in accordance with their respective terms and the Notes Trustee acknowledged each such discharge and satisfaction. As a result of the satisfaction and discharge of the indentures governing the 2024 Notes and the Second Lien Notes, the Company and the guarantors of the 2024 Notes and the Second Lien Notes have been released from their remaining obligations under the indentures governing the 2024 Notes and the Second Lien Notes, respectively.
This Current Report on Form 8-K is not an offer to buy, or a notice of redemption with respect to, the 2024 Notes, the Second Lien Notes or any other securities.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03 of this Current Report on Form 8-K.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits

Exhibit Number	Title of Document

4.1
Indenture, dated as of June 24, 2022, by and among the Company, Callon Petroleum Operating Company, Callon (Permian) LLC, Callon (Eagle Ford) LLC, Callon (Permian) Minerals LLC, Callon (Niobrara) LLC, Callon (Utica) LLC and Callon Marcellus Holding, Inc. and U.S. Bank Trust Company, National Association, as trustee.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Callon Petroleum Company
(Registrant)

June 24, 2022	/s/ Joseph C. Gatto, Jr.
Joseph C. Gatto, Jr.
President and Chief Executive Officer